Exhibit 23.3

CONSENT OF THE BANK ADVISORY GROUP, L.L.C.

     We hereby consent (i) to the use of our firm’s name under the heading “Opinion of Lamar Bancshares, Inc.’s Financial Advisor” in MidSouth Bancorp, Inc.’s registration statement on Form S-4 (the “Registration Statement”), and (ii) to the filing of our fairness opinion with the Securities and Exchange Commission as Appendix A to the prospectus included in the Registration Statement.

                    /s/ The Bank Advisory Group, L.L.C.

                    The Bank Advisory Group, L.L.C.

Austin, Texas
August 5, 2004